AGREEMENT FOR RESTRICTED STOCK AWARD

THIS AGREEMENT FOR RESTRICTED STOCK AWARD is made and entered into effective 1st day of April, 2018, by and between GLOBAL HEALTHCARE REIT, INC., a Utah corporation (the “Company”), and ZVI RHINE (“Employee”).

1. Background of Agreement. The undersigned Employee is a key Employee of the Company. Employee is currently providing and intends to continue to provide services to the Company. This Agreement is entered into for the purposes of:

a. Vesting stock ownership in the hands of persons such as Employees who are active in the affairs of the Company; and

b. Protecting the Company and its shareholders against Key personnel turnover, which would be detrimental to the Company’s development.

The parties agree that they shall have the rights and obligations described herein and that Employee shall not transfer, sell or assign any of the shares of the Company’s common stock now owned or hereafter acquired except as set forth in this Agreement and as set forth in the Shareholders’ Agreement executed by the undersigned Employee as a condition to this Agreement.

2. Restricted Stock Award. The Company agrees to issue to Employee effective on the date hereof (“Award Date”) a number of shares of the Company’s common stock, $.05 par value (the “Common Stock”), set forth below (“Stock Award”), which shares shall be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and subject to the following vesting:

Number of Shares	Vesting Date

75,000	one year from grant date
75,000	two years from grant date

To be vested, Employee must be in continuing service as an employee of the Company on each vesting date. All shares granted in this Stock Award shall be fully vested in the event the Company consummates a Change in Control Transaction, as that term is defined in Employee’s Employment Agreement dated April 1, 2018. It is understood and agreed that when granted and issued, all shares of the Company’s Common Stock awarded to Employee shall be fully paid and nonassessable shares of the Company’s authorized capital stock.

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3. Restrictions on Transfer.

(a) Employee agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Employee not sell, dispose of, transfer, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Employee under the Award, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with FINRA Rule 2711).

(b) Employee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of underwriters of Common Stock of the Company, Employee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such lock-up period.

4. Restrictive Legends. The shares issued under this Award shall be endorsed with the legends set forth below or legends substantially equivalent thereto, as determined by the Company it its sole discretion, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF (i) A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF APRIL 1, 2018, BETWEEN THE COMPANY AND THE HOLDER OF THIS STOCK.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS STOCK (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “ACT”)) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

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5. Payroll Tax Considerations. The Company and Employee acknowledge and agree that upon each Award Date, the Stock Award issued to Employee pursuant to the provisions of this Agreement shall represent compensation paid to Employee for services rendered to the Company to the extent of the fair market value of such shares of Common Stock on the date of award. Employee agrees and affirms that the determination of the fair market value of such shares of Common Stock shall be made by the Company, in consultation with its accountants, and that such determination of fair market value by the Company shall be conclusive, final and binding upon Employee. It shall be a condition precedent to Employee’s right to receive the Stock Award on each Award Date that the Company be permitted to withhold or make appropriate arrangement, to the satisfaction of the Company, to withhold all federal, state and other payroll taxes which are customarily deducted by the Company from other compensation payable to Employee in the ordinary course of business. At the Company’s election, the Company may, but shall be under no obligation, make arrangements to loan to Employee an amount sufficient to pay the payroll taxes which may be due and owing in connection with the Stock Award, and to secure the repayment of such loan by pledge of collateral, including shares of the Company’s Common Stock issued in the Stock Award as the Company may determine is necessary and commercially reasonable.

6. Employment Agreement. Employee acknowledges and agrees that the vesting of the shares pursuant to this agreement is earned only by continuing employment of the Company (and not through the act of being hired, being granted the rights under this Agreement or acquiring any shares hereunder). Employee further acknowledges and agrees that nothing in this Agreement shall confer upon Employee any right with respect to continuation of employment by the Company except to the extent such right is conferred in his Employment Agreement. Upon termination of this Agreement by Employee or the Company for any reason whatsoever, all further rights of Employee hereunder, including, without limitation, the right to receive any additional Stock Awards shall terminate and be of no further legal force or effect.

7. Arbitration. Any dispute arising from or related to this Agreement shall be resolved by arbitration before a representative of the Judicial Arbiter Group of Denver, Colorado, or such other arbitrator as the parties may select. Should the parties be unable to select an arbitrator themselves from those available through the Judicial Arbiter Group, they shall each select an arbitrator from those available through the Judicial Arbiter Group, and those arbitrators shall select another arbitrator and that arbitrator shall then arbitrate the dispute between the parties. Any award issued in connection with such arbitration shall be binding and final upon the parties. In any such proceeding, the prevailing part shall be entitled to their costs incurred in connection with such proceeding, including their attorneys’ fees.

8. Drag Along. In the event that the holder(s) of a majority of the outstanding shares of common stock of the Company (the “Requisite Holders”) agree to sell all or any portion of their respective shares in the Company, then the Purchaser hereby agrees at the request of the Requisite Holders that he shall:

(a)	sell all or the requested portion of his Shares on the same terms and conditions as the Requisite Holders;

(b)	refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such sale; and

(c)	execute and deliver all related documentation and take such other action as shall reasonably be requested by the Requisite Holders.

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9. Representations and Warranties of the Employee. The Employee hereby represents and warrants to and covenants with the Company and to each officer, director and agent of the Company as follows:

a. General.

i.	The Employee has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the Employee hereunder.

ii.	The Employee is the sole party in interest and is not acquiring the Shares as an agent or otherwise for any other person.

iii.	The Employee is a resident of the State of Colorado.

iv.	The Employee is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

b. Information Concerning the Company:

i.	The Employee is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Agreement, has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company’s officers and directors, or other persons acting on the Company’s behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Shares and has asked such questions as he desires to ask and all such questions have been answered to the full satisfaction of the Employee.

ii.	The Employee understands that the purchase of the Shares involves various risks, including, among others, the substantial risk that the Shares will become worthless due to the failure of the Company in the future.

iii.	No representations or warranties have been made to the Employee by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

iv.	All documents, records and books pertaining to a proposed investment in the Shares which the Employee has requested have been made available to the Employee.

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c.	Status of the Employee. The Employee is able to bear the economic risk of this investment. The Employee has had the opportunity to consult with the Employee’s own attorney, accountant and/or purchaser representative regarding the Employee’s investment in the Shares and their suitability for purchase by the Employee, and to the extent necessary, the Employee has retained, at Employee’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks ad consequences of this Agreement and of purchasing and owning the Shares.

d.	Restrictions on Transfer or Sale of the Shares:

i.	The Employee is acquiring the Shares subscribed for solely for the Employee’s own beneficial account, for investment purposes, and not with a view to or for resale in connection with, any distribution of Shares. The Employee understands that the offer and sale of the Shares has not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Employee and of the other representations made by the Employee in this Agreement. The Employee understands that the Company is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii.	The Employee understands that if the issuance of the Shares has not been registered under the Securities Act, the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that the Employee may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Employee understands that the Company has no obligation or intention to register any of the Shares purchased by the Employee thereunder or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Employee understands that the Employee may not at any time demand the purchase by the Company of the Employee’s Shares.

iii.	The Employee agrees: (A) that the Employee will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except (i) pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws, and (ii) in accordance with the stock transfer restrictions described in Section 6 hereof; (B) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions; and (C) that legends in substantially the following form will be placed on the certificates representing the Shares:

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10. Miscellaneous.

(a) The rights and obligations of the Company under this Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Employee’s rights and obligations under this Award may only be assigned with the prior written consent of the Company.

(b) Employee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(c) Employee acknowledges and agrees that Employee has reviewed this Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Award and fully understands all provisions of this Award.

(d) The interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Colorado without resort to that State’s conflict-of-laws rules.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

GLOBAL HEALTHCARE REIT, INC.,
A Utah corporation

By:
Its:

EMPLOYEE:

Zvi Rhine

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